Name of Investor:	PAUL ROSENBAUM

Shares (#):	80,510

Per Share Purchase Price ($/share):	$2.11

Total Subscription Amount ($):	$169,876.10

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is being used by ParkerVision, Inc., a Florida corporation (the “Company”), for a private placement of shares of the Company’s common stock, par value $0.01 per share, to a director of the Company (the “Offering”).

The above named Investor agrees as follows:

1. Subscription for Securities. Investor hereby subscribes for and agrees to purchase the number of Shares set forth above at the Per Share Purchase Price set forth above, subject to the terms and conditions contained in this Subscription Agreement.

2. Investor Delivery of Documents and Payment. Investor has tendered to the Company two (2) completed and manually signed copies of this Subscription Agreement and one (1) completed and manually signed copy a Rule 506 Disqualification Event Questionnaire. Simultaneously with tendering this Subscription Agreement, the Investor is delivering to the Company the Total Subscription Amount in accordance with the wire transfer instructions provided separately by the Company.

3. Acceptance or Rejection of Subscription; Return of Unapplied Funds. The Company has the right to reject this subscription for any reason prior to its acceptance. The Shares will not be deemed issued to or owned by the Investor until this Subscription Agreement has been executed by the Investor and countersigned by the Company and the Closing (defined below) with respect to the Investor’s subscription has occurred.

4. Closing and Delivery of Securities. The closing (“Closing”) on Investor’s investment shall occur upon the Company’s receipt of the Total Subscription Amount. Promptly following the Closing, the Company will deliver to Investor a certificate representing the Shares.

5. Investor Representations and Warranties.

5.1.       Accredited Investor. Investor is an “accredited investor” within the meaning of Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 501(a) promulgated thereunder.

5.2.      No Right to Terminate. Investor is aware that Investor is not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive an individual Investor’s death or disability. In order to induce the Company to issue and sell the Shares to Investor, Investor represents and warrants that the information relating to Investor stated herein is true and complete as of the date hereof and will be true and complete as of the date or dates on which Investor’s purchase of the Shares becomes effective. If, prior to the Closing, there should be any change in such information or any of such information becomes incorrect or incomplete, Investor agrees to notify the Company and supply the Company promptly with corrective information.

5.3.       Information About the Company and the Shares.

(a)       Investor has read the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, together with this Subscription Agreement, and fully understands the information set forth therein and herein.

(b)       Investor has been given access to full and complete information regarding the Company as Investor has requested and has utilized such access to Investor’s satisfaction for the purpose of verifying the information included therein and herein, and Investor has either met with or been given reasonable opportunity to meet with the officers and directors of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the Offering and the business of the Company and all such questions have been answered to Investor’s full satisfaction. Investor has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. After reading of such information and materials, Investor understands that there is no assurance as to the future performance of the Shares.

(c)       Investor has received no representation or warranty from the Company or any of its officers, directors, equity holders, employees or agents in respect of Investor’s investment in the Shares. Investor is not participating in the Offering as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

5.4.       Speculative Investment. Investor is aware that the Shares are a speculative investment that involve a high degree of risk and Investor may suffer the total loss of its investment. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has obtained, in Investor’s judgment, sufficient information to evaluate the merits and risks of an investment in the Shares. Investor has not utilized any person as its purchaser representative (as defined in Regulation D promulgated under the Securities Act) in connection with evaluating such merits and risks and has relied solely upon its own investigation in making a decision to invest in the Shares. Investor has been urged to seek independent advice from its professional advisors relating to the suitability of an investment in the Shares in view of its overall financial needs and with respect to the legal and tax implications of such investment. Investor believes that the investment in the Shares is suitable for it based upon its investment objectives and financial needs, and Investor has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Shares. The investment in the Shares does not constitute a significant portion of Investor’s investment portfolio.

5.5.       Restrictions on Transfer. Investor understands that (i) the Shares have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration and (ii) the Shares cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available. Each certificate representing the Shares will bear a restrictive legend relating to such restrictions. In addition, Investor understands that (x) no securities administrator of any state or the federal government has recommended or endorsed the Offering or made any finding or determination relating to the fairness of an investment in the Shares and (y) the Company is relying on Investor’s representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. Investor understands that the Company is under no obligation to register the Shares or to assist Investor in complying with any exemption from such registration under the Securities Act or any state securities laws.

5.6.       Investment Representation. Investor is purchasing the Shares for its own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the securities, nor with any present intention of selling or otherwise disposing of all or any part of the Shares in violation of any United States federal or state securities laws.

5.7.       For Florida Residents. The Shares have not been registered under the Florida Securities and Investor Protection Act (“Florida Securities Act”), by reason of specific exemptions thereunder relating to the limited availability of the offering. The Shares cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act or the Florida Securities Act, if such registration is required. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three (3) days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three (3) days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by Section 517.061(11)(a)(3) of the Florida Securities Act and by Rule 69W-500.005(5)(a) thereunder, if Investor is a Florida resident Investor may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in such Rule that the Company can obtain without unreasonable effort or expense.

6. Indemnification. Investor hereby agrees to indemnify and hold harmless the Company, its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by Investor and contained herein or (b) arise out of or are based upon any breach by Investor of any representation, warranty or agreement made by Investor contained herein

7. Severability; Remedies. In the event any part or parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void part or parts were deleted.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

9. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

10. Benefit. Except as otherwise set forth herein, this Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

11. Notices. All notices, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, facsimile, electronic transmission (including via email) or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy or other electronic transmission (including via email), in each case addressed to a party. All communications to Investor should be sent to Investor’s address on the signature page hereto. All communications to the Company should be sent to:

ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256
Attention: Cynthia Poehlman, Chief Financial Officer
Email: cpoehlman@parkervision.com

12. Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

13. Paragraph Headings. Paragraph headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

14. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Shares.

[Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE

I hereby affirm that all the information contained herein is true and correct to the best of my knowledge and belief.

/s/ Paul Rosenbaum	February 21, 2017
Signature	Date

Address:

Email:

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

PARKERVISION, INC.

By:	/s/Cynthia Poehlman
Name: Cynthia Poehlman
Title: Chief Financial Officer

Date

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